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                                                                   Exhibit 10.57

                                INGRAM MICRO INC.

                           2003 EQUITY INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT

      SECTION 1. GRANT OF RESTRICTED STOCK AWARD. As of [DATE], Ingram Micro Inc., a Delaware corporation ("MICRO") hereby grants [LEGAL NAME] ("AWARDEE") X,XXX shares (the "RESTRICTED STOCK AWARD") of Class A Common Stock, $.01 par value per share, of Micro's common stock (the "COMMON STOCK"), pursuant to and subject to the terms and conditions set forth in the Ingram Micro Inc. 2003 Equity Incentive Plan (the "PLAN"). Capitalized terms used and not otherwise defined herein are used with the same meanings as in the Plan.

      SECTION 2. RESTRICTED STOCK AWARD. This Restricted Stock Award is not intended to qualify as an incentive stock option award as that term is used in
Section 422 of the Code.

      SECTION 3. TIME OF EXERCISE; EXPIRATION. (a) This Restricted Stock Award shall become vested as set forth below:

 NUMBER OF SHARES        VESTING DATE                      RESTRICTION PERIOD AND/OR
      AWARDED             (DATE THAT                           OTHER CONDITIONS
                      RESTRICTIONS LAPSE)

       X,XXX                [DATE]           [FROM DATE TO DATE]. See Section 6 below and Section
                                                               11(c) of the plan

      SECTION 4. NONTRANSFERABILITY OF RESTRICTED STOCK AWARD. This Restricted Stock Award shall not be transferable by Awardee otherwise than by will or by the laws of descent and distribution. The terms of this Restricted Stock Award shall be binding on the executors, administrators, heirs and successors of Awardee.

      SECTION 5. TERMINATION OR SUSPENSION OF EMPLOYMENT OR SERVICE (as defined under Section 11 of the Plan).

      (a) Except as otherwise determined by the Committee at the time of grant or as required to comply with applicable law, and as set forth under Section 3 above, upon termination of employment or service of the Awardee for any reason during the restriction period noted under Section 3 above, shares of the Restricted Stock Award still subject to restriction shall be forfeited by Awardee and reacquired by Micro at the price (if any) paid by Awardee for such Restricted



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Stock. In the event of Awardee's Retirement, Disability, or death, the forfeiture or vesting of Awardee's shares of the Restricted Stock Award will be determined generally under rules of the Plan applicable to Restricted Stock (Section 11(c)(i), (ii), (iii) and (iv) of the Plan). In cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of Micro, waive in whole or in part any or all remaining restrictions with respect to such Awardee's shares of the Restricted Stock Award. Any time spent by Awardee in the status of "leave without pay" shall extend the period otherwise required for purposes of determining the extent to which any such Award or portion thereof has vested or otherwise become exercisable or nonforfeitable.

      (b) In the case of Awardee employed outside the United States, except to the extent (if any) provided in the Plan, in the case of termination of such Awardee's employment by reason of death, Disability or Retirement, any rights of such Awardee relating to the Restricted Stock Award shall lapse and no longer be capable of exercise at the date of Notice/Termination. Any such Awardee shall not be entitled and, by applying for or accepting any such Award or accepting the same he shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or damages for breach of contract or otherwise howsoever, to any sum or other benefit to compensate for the loss of any rights under the Plan.

      (c) Except as the Committee may otherwise determine, termination of Awardee's employment or service for any reason shall occur on the date such Awardee ceases to perform services for Micro or any Affiliate without regard to whether such Awardee continues thereafter to receive any compensatory payments therefrom or is paid salary thereby in lieu of notice of termination or, with respect to a member of the Board who is not also an employee of Micro or any Affiliate, the date such Awardee is no longer a member of the Board.

      SECTION 6. RESTRICTIONS ON PURCHASE AND SALE OF SHARES. Micro shall not be obligated to sell or issue any shares of Common Stock pursuant to this Restricted Stock Award unless the shares are at that time effectively registered or exempt from registration under the U.S. Securities Act of 1933, as amended.

      SECTION 7. ADJUSTMENT. The number of shares of Common Stock subject to this Restricted Stock Award and the price per share of such shares may be adjusted by Micro from time to time pursuant to the Plan.

      SECTION 8. NO RIGHTS UNTIL ISSUANCE. Awardee shall have no rights hereunder as a shareholder with respect to any shares subject to this Restricted Stock Award until the date of the issuance of the stock certificate for such shares.

      SECTION 9. AMENDMENT. This Restricted Stock Award may be amended as provided in the Plan.



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                                        INGRAM MICRO INC.

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ACCEPTED AND AGREED AS TO THE FOREGOING:
AWARDEE



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Name


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Date


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